UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2006

CHAMPIONS SPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17263	52-1401755
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2200 Wilson Blvd.
Suite 102-316
Arlington, VA   22201
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 526-0400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On October 16, 2006, the Registrant agreed to issue 1,000,000 shares of common stock, a five-year warrant to purchase up to 500,000 shares of common stock at an exercise price of $.15 per share, and a five-year warrant to purchase up to 500,000 shares of common stock at an exercise price of $.25 per share to the holder of 32,450 shares of the Registrant’s preferred stock, representing all of the outstanding shares of preferred stock, in exchange for the cancellation of such shares and the waiver of all accrued and unpaid dividends on such shares, which totaled $350,460. These securities were issued in reliance upon the exemption from registration provided by Sections 3(a)(9) of the Securities Act.

Item 9.01. Financial Statements and Exhibits

       (c) Exhibits

       4.1     Form of warrants to purchase common stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 20, 2006	CHAMPIONS SPORTS, INC.

	By:	/s/ James M. Martell
James M. Martell
Chief Executive Officer